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                                    AGREEMENT


                  AGREEMENT, dated as of May 20,1999, among Aton Ventures Fund Ltd., Aton Balanced Fund Ltd. and Soulfood Concepts, Inc.


                               W I T N E S S E T H


                  WHEREAS, each of the parties hereto is a party to that certain Note Purchase Agreement, dated as of May 21, 1997 (the "Note Purchase Agreement"). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Note Purchase Agreement;

                  WHEREAS, pursuant to the Note Purchase Agreement, the Purchasers, in the aggregate, purchased $350,000 principal amount of the Company's Notes, together with Warrants for the purchase of up to an aggregate of 35,000 shares of the Company's Common Stock; and

                  WHEREAS, the parties hereto desire to amend the Note Purchase Agreement, the Notes and the Warrants in accordance with the terms hereof.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

                  1. The maturity date of the Notes is hereby extended from May 21, 1999 to September 1, 2000; provided, however, that with respect to the Note issued to Aton Ventures Fund Ltd. ("Aton Ventures") in the original principal amount of $250,000 (the "Principal Amount"), $100,00 of the Principal Amount shall be repaid by the Company to Aton Ventures in equal monthly installments commencing July 1, 1999 and ending on December 31, 1999, with all of the remaining outstanding Principal Amount due and payable at maturity on September 1, 2000.

                  2. The Notes are hereby amended to give effect to the provisions of Section 1 hereof.

                  3. The Conversion Price (as defined in the Notes) is hereby amended to mean $1.00.


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                  4. Section 4(a) of the Notes is hereby amended to read in its entirety as follows:

                           "4. Conversion. (a) Conversion Price. The Holder of
                  this Note is entitled, at its option at any time, to convert any or all of the original principal amount of this Note into shares of common stock, par value $.003 per share, of the Company (the "Common Stock"), by dividing the principal amount of this Note that the Holder wishes to convert by $1.00 (the "Converstion Price"). The Conversion Price shall be subject to adjustment as hereinafter provided."

                  5. The expiration date of the Warrants is hereby extended from May 21, 1999 to September 1, 2000, and the Warrants are hereby amended to give effect to the extension of said expiration date to September 1, 2000.

                  6. The Company hereby agrees to issue revised Notes and Warrants to the Purchasers in accordance with the provisions hereof in exchange for the Notes and Warrants currently held by the Purchasers.

                  7. Each Purchaser hereby requests that the Company issue the revised Notes and Warrants to it in the name of its nominee, Roycan & Co., c/o Royal Bank of Canada, P.O. Box 6007, Montreal, Quebec, H3C 3B5, Canada. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that such Purchaser is the beneficial owner of its Note and Warrant, and reaffirms and restates each of the representations and warranties contained in
Article II of the Note Purchase Agreement. Exhibit A to the Note Purchase Agreement shall be deemed amended to reflect the name and address changes herein set forth.

                  8. Except as hereby amended, the Note Purchase Agreement is hereby ratified, approved and confirmed in all respects, and shall remain in full force and effect.

                  9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile copies shall be deemed valid and binding. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws rules.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.

                                                    SOULFOOD CONCEPTS, INC.



                                                    By: /s/ Brian Hinchcliffe
                                                        -----------------------
                                                        Name: Brian Hinchcliffe
                                                        Title: President



                                                    ATON VENTURES FUND LTD.



                                                    By: /s/ Reinhard Siegrist
                                                        -----------------------
                                                        Name: Reinhard Siegrist
                                                        Title: Director



                                                    ATON BALANCED FUND LTD.



                                                    By: /s/ Reinhard Siegrist
                                                        -----------------------
                                                        Name: Reinhard Siegrist
                                                        Title: Director




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